UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Governance and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Xenith Bankshares, Inc. (the “Company”) approved an annual incentive plan applicable to the Company’s named executive officers and certain other key employees (the “2014 Incentive Plan”).

The 2014 Incentive Plan is intended to reward each participant based on the attainment of a financial performance goal tied to 2014 net income, which is weighted at 75% of any potential incentive award. In addition, individual performance ratings, which are based on annual management objectives set forth by the Chief Executive Officer in the case of all participants other than the Chief Executive Officer and by the Compensation Committee in the case of the Chief Executive Officer, are weighted at 25% of any potential incentive award.

Before any incentive awards can be earned, however, the net income goal must be achieved at the threshold level and the Company’s subsidiary, Xenith Bank, must have an acceptable rating, as determined by the Compensation Committee, from the Federal Reserve Bank of Richmond. The Compensation Committee will make the final determination of and approve any incentive awards made under the 2014 Incentive Plan based on the recommendation of the Chief Executive Officer in the case of all participants other than the Chief Executive Officer.

The following annual incentive opportunities are available under the 2014 Incentive Plan for the named executive officers:

Name	Title	Anticipated 2014 Base Salary	Opportunity as % of 2014 Base Salary
			Threshold	Target	Superior
T. Gaylon Layfield, III	President and Chief Executive Officer	$260,000	20%	40%	60%
Thomas W. Osgood	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	$241,020	15%	30%	45%
Ronald E. Davis	Executive Vice President, Chief Operations and Technology Officer and Corporate Secretary	$241,020	15%	30%	45%
Wellington W. Cottrell, III	Executive Vice President and Chief Credit Officer	$241,020	15%	30%	45%

Incentive awards earned at the threshold or target levels will be paid in cash unless a participant elects to take all or a portion of his or her incentive award in shares of Company common stock or stock units; however, to promote greater long-term alignment with shareholder interests and to meet stock ownership guidelines, any incentive awards earned above the target level will be paid in the form of shares of Company common stock or stock units. Stock units will be deferred for two years and will be non-forfeitable from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

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